Exhibit 99.1

Transphorm Announces Closing of $23 Million Private Placement of Common Stock to KKR and U.S. Institutional Investors

- Deal Further Strengthens Company’s Balance Sheet in Advance of Expected Strong Growth in 2022 -

GOLETA, Calif.—November 9, 2021—Transphorm, Inc. (OTCQX: TGAN)—a pioneer in and global supplier of high reliability, high performance gallium nitride (GaN) power conversion products, announced today the closing of an equity financing of $23 million through a private placement of 4,600,000 shares of Transphorm’s common stock at a price of $5.00 per share to KKR Phorm Investors L.P. (KKR) and several U.S institutional investors, along with warrants to purchase an aggregate of 958,334 shares of common stock at an exercise price of $6.00 per share. The Company also granted the investors the right to purchase up to an additional 50% more shares of common stock with warrant coverage, on the same terms, within a certain time period.

As result of this financing, coupled with the recent conversion of $15.6 million of debt to Transphorm common stock by strategic partner Yaskawa Electric Corporation, Transphorm has added more than $37 million of positive shareholder equity to its balance sheet, based on fair market value estimates, and continues to pursue plans to uplist its common stock on Nasdaq.

Eiji Yatagawa, Partner at KKR’s overseas affiliate and Transphorm Board member since 2015, commented, “KKR is pleased to make an additional investment in Transphorm. The GaN power market is at a very exciting inflection point, and Transphorm is positioned to capitalize on the multi-billion-dollar market with its strong fundamentals, including its broad product portfolio with superior differentiated technology. Transphorm today has one of the largest IP portfolios in GaN power and is one of the only GaN power manufacturers ramping up in both the lower power and higher power market segments. We believe the additional equity raise enhances Transphorm’s financial stability and positions the business for future growth.”

As previously announced, Transphorm management will host an investor business update call discussing its fiscal Q2, 2022 results on November 10, 2021. The conference call will be webcast live over the Internet and can be accessed by all interested parties in the Investor Relations section of Transphorm’s website at www.transphormusa.com.

Date: Wednesday, November 10, 2021
Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)
Conference Dial-in Number: 1-888-440-4368
International Dial-in Number: +1-646-960-0856
Conference ID: 8060388

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state or other jurisdiction’s securities laws, and may not be resold absent registration under, or exemption from registration under, the Securities Act. Transphorm has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issued and sold in the private placement within 30 days of the closing of the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Craig-Hallum Capital Group LLC acted as the sole placement agent for the private placement investment by certain of the investors.

About Transphorm
Transphorm, Inc., a global leader in the GaN revolution, designs and manufactures high performance and high reliability GaN semiconductors for high voltage power conversion applications. Having one of the largest Power GaN IP portfolios of more than 1,000 owned or licensed patents, Transphorm produces the industry’s first JEDEC and AEC-Q101 qualified high voltage GaN semiconductor devices. The Company’s vertically integrated device business model allows for innovation at every development stage: design, fabrication, device, and application support. Transphorm’s innovations are moving power electronics beyond the limitations of silicon to achieve over 99% efficiency, 40% more power density and 20% lower system cost. Transphorm’s patented GaN platform differs from competitive solutions in ways that are crucial to power conversion application performance requirements – from 45-150 Watt fast chargers/adapters to 1-4 kW gaming, datacenter server and crypto mining power supplies to >4kW higher power industrial, UPS, and automotive converter/inverter applications. Transphorm is one of the few high voltage GaN manufacturers that is vertically integrated, thereby controlling the innovation and advancement of the FET design itself, the epitaxial starting material, and the manufacturing process.

Transphorm is headquartered in Goleta, California and has manufacturing operations in Goleta and Aizu, Japan. For more information, please visit www.transphormusa.com. Follow us on Twitter @transphormusa and WeChat @ Transphorm_GaN.

Forward-Looking Statements
This press release contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning the Company’s market position, expectations regarding future anticipated growth and plans to uplist on Nasdaq. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: risks related to Transphorm’s operations, such as additional financing requirements and access to capital; competition; the ability of Transphorm to protect its intellectual property rights; and other risks set forth in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:
Shelton Group
Brett Perry | Leanne Sievers
1-214-272-0070 | 1-949-224-3874
sheltonir@sheltongroup.com

Company Contact:
Cameron McAulay
Chief Financial Officer
1-805-456-1300 ext. 140
cmcaulay@transphormusa.com